UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 26, 2012

    VISUALANT, INCORPORATED

   (Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406
Seattle, Washington 98101
(206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Officers

Appointment of new Chief Financial Officer

Visualant, Inc. (the “Company”), today announced that Richard Mander, Ph.D., has been appointed Vice President, Product Management and Technology.  Dr. Mander will be responsible for coordinating the product development of Visualant’s Spectral Pattern Matching technology.

Mander served most recently as Vice President of Product Management at Contour, the Seattle-based manufacturer of sports video cameras. Mander, who has a Ph.D. from Stanford, has vast experience as a technology company senior executive bringing technology into the marketplace.

Mander was also instrumental in his Product Management and Operations Engineering roles at Contour, 7th fastest growing company in the US, where he led the development of innovative rugged cameras incorporating GPS and Bluetooth technologies.

Mr. Mander maintained a long-term Engineering Manager role at Apple and is known as an inspiring leader with a track record of developing innovative and high quality consumer electronic products. His previous roles include CEO of HumanWare, CTO at Navman, and leading roles in several startups.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
99.1	Press release dated June 27, 2012 announcing the appointment of Richard Mander as Vice President of Product Management and Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

June 27, 2012	By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO